Exhibit 10.3

SURFECT HOLDINGS, INC.

STOCK OPTION AGREEMENT
UNDER THE 2006 STOCK PLAN

Stock Option Agreement (“Agreement”) between Surfect Holdings, Inc. (the “Company”) and                          (the “Optionee”), dated as of                               ,             (the “Grant Date”).

The Company hereby grants to the Optionee an option (the “Option”) to purchase                   shares of the Company’s common stock (the “Option Shares”) under the Surfect Holdings, Inc. 2006 Stock Plan (the “Plan”) upon the terms and conditions of the Plan and this Agreement.   Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Plan, which is hereby incorporated herein by reference.  In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

1.             Purchase Price.  The purchase price of the Option Shares shall be $            per share (the “Exercise Price”), which is not less than the fair market value of the Company’s common stock on the Grant Date.

2.             Option.  The Option shall be [an ISO/a NQO], as defined in the Plan.

3.             Term and Vesting of Option.  The Option will expire         years from the Grant Date.  The Option shall become exercisable as follows:

(a)           [On and after                       , if the Optionee has been continuously providing services to the Company through that date,  the Optionee may purchase up to one-third of the Option Shares;

(b)           On and after                     , if the Optionee has been continuously providing services to the Company through that date, the Optionee may purchase up to two-thirds of the Option Shares;

(c)           On and after                      , if the Optionee has been continuously providing services to the Company through that date, the Optionee may purchase up to all of the Option Shares.]

4.             Restricted Securities.  The Option Shares have not been registered under the Securities Act of 1933 (the “1933 Act”) and are being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 under the 1933 Act for stock issuances under compensatory benefit plans such as the Plan.  Optionee understands that the Option Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Option Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold any Option Shares for an indefinite period and that Optionee is aware that Rule 144 under the 1933 Act that exempts certain resales of unrestricted securities may not be available to exempt the resale of the Option Shares from the registration requirements of the 1933 Act.

5.             Method of Exercise.  The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company.  The notice shall be in the form attached to this Agreement and shall be accompanied by full payment of the Exercise Price in accordance with the provisions of Section 9(f) of the Plan.  If the Optionee delivers Options as payment of the Exercise Price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such Options by the Optionee and may impose such limitations and prohibitions on the use of Options for such purposes as it deems appropriate.  In the event of an exercise under the terms of paragraph 9(j) of the Plan, appropriate proof of the right to exercise the Option shall be delivered to the Company.  The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Optionee (or other purchaser under paragraph 9(j) of the Plan) as soon as practicable after receipt of the notice.

6.             Withholding.  In any case where withholding is required or advisable under federal, state or local law in connection with any exercise of the Option by the Optionee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to the Optionee, or may require the Optionee to remit to the Company an amount equal to such appropriate amounts.

7.             Severability.  In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

8.             Waiver.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.             Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

10.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

11.           Warranty.  The Optionee acknowledges, represents, warrants and covenants that the Optionee:  (i) has read and understands the terms and provisions of the Plan; (ii) accepts as binding and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement or with respect to the Option; (iii) understands that the exercise of the Option is governed by the terms of the Plan; (iv) if the Option is an ISO, understands that in order to qualify the Option for favorable tax treatment as an incentive stock option, neither the Optionee nor his representative will make a disposition of Common Stock received by the Optionee or his representative within two years from the date of granting of the Option nor within one year after the transfer of such Common Stock to the Optionee or his representative; (v) will acquire the Option and any Common Stock for investment purposes; and (vi) will perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement as required by the Committee or Company or for compliance with any federal or state securities laws or tax laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Optionee has hereunto set his hand all as of the day, month and year first above written.

SURFECT HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE

[Name]

[Signature page to Stock Option Agreement]

SURFECT HOLDINGS, INC.

NOTICE OF EXERCISE OF STOCK OPTION ISSUED
UNDER THE 2006 STOCK PLAN

To:	Compensation Committee
Surfect Holdings, Inc.

I hereby exercise my Option dated                               ,                to purchase                      shares of Common Stock at the Exercise Price of $              per share.

I request that my shares be issued in my name as follows:

(Print your name in the form in which you
wish to have the shares registered)

(Social Security Number)

(Street Address)

(City)	(State)	(Zip Code)

Dated:

Signature: